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                                                                     EXHIBIT 3.2

                                    FORM OF
                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                            FAMILY RESTAURANTS, INC.

                   _________________________________________

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware
                   _________________________________________


          Family Restaurants, Inc., a Delaware corporation (hereinafter called the "Corporation"), does hereby certify as follows:

          FIRST:  Article FIRST of the Corporation's Certificate of
          -----
Incorporation is hereby amended to read in its entirety as set forth below:

          FIRST:  The name of the corporation is Koo Koo Roo Enterprises, Inc.
          -----
(hereinafter the "Corporation").

          SECOND:  The foregoing amendment was duly adopted in accordance with
          ------
Section 242 of the General Corporation Law of the State of Delaware.
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          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name this ___ day of ___________, 1998.

                              FAMILY RESTAURANTS, INC.


                              By:_______________________________________________
                              Name:
                              Title: